EXHIBIT  10



JANUARY  26,  2000


SECURITIES  AND  EXCHANGE  COMMISSION
JUDICIARY  PLAZA
450  FIFTH  STREET,  N.W.
WASHINGTON,  D.C.  20549

        RE:     EXHIBIT  10,  FORM  N-1A
                CALVERT  CASH  RESERVES
                FILE  NUMBERS  2-76527  AND  811-3418

LADIES  AND  GENTLEMEN:

        AS COUNSEL TO CALVERT CASH RESERVES (THE "TRUST"), IT IS MY OPINION, BASED UPON AN EXAMINATION OF THE TRUST'S DECLARATION OF TRUST AND BY-LAWS AND SUCH OTHER ORIGINAL OR PHOTOSTATIC COPIES OF TRUST RECORDS, CERTIFICATES OF PUBLIC OFFICIALS, DOCUMENTS, PAPERS, STATUTES, AND AUTHORITIES AS I DEEMED NECESSARY TO FORM THE BASIS OF THIS OPINION, THAT THE SECURITIES BEING REGISTERED BY THIS POST-EFFECTIVE AMENDMENT NO. 25 OF THE TRUST WILL, WHEN SOLD, BE LEGALLY ISSUED, FULLY PAID AND NON-ASSESSABLE.

CONSENT IS HEREBY GIVEN TO FILE THIS OPINION OF COUNSEL WITH THE SECURITIES AND EXCHANGE COMMISSION AS AN EXHIBIT TO THE TRUST'S POST-EFFECTIVE AMENDMENT NO. 25 TO ITS REGISTRATION STATEMENT.

SINCERELY,


/S/SUSAN  WALKER  BENDER
ASSOCIATE  GENERAL  COUNSEL